UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 9, 2010

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On November 9, 2010, Boyd Gaming Corporation (the “Company”) entered into a Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture, dated December 30, 2002, by and between the Company and Wells Fargo, National Association, as trustee (the “2012 Indenture”), which relates to the Company’s 7.75% senior subordinated notes due 2012 (“2012 Notes”).

The Supplemental Indenture was entered into following the Company’s receipt on November 9, 2010, of consents to certain proposed amendments to the 2012 Indenture from holders of a majority in aggregate principal amount of outstanding 2012 Notes not owned by the Company or its affiliates. The Supplemental Indenture became operative on November 10, 2010, upon the Company’s acceptance for purchase of the 2012 Notes validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on November 9, 2010, pursuant to the Company’s previously announced tender offer and consent solicitation. The Supplemental Indenture eliminates certain of the restrictive covenants set forth in the 2012 Indenture.

The foregoing summary of the material terms of the Supplemental Indenture is qualified by reference to the full text of the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Issuance of 9.125% senior notes due 2018

On November 10, 2010, the Company issued $500 million aggregate principal amount of 9.125% senior notes due 2018 (the “2018 Notes”).

The Company is using a portion of the net proceeds from the offering to finance the tender offer referenced above, subject to the satisfaction of the conditions thereof. The Company intends to apply the balance of the net proceeds from the offering to repay a portion of the outstanding revolving balance on its bank credit facility and to potentially refinance other existing indebtedness. The Company may also use a portion of the net proceeds from the offering for general corporate purposes.

The 2018 Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and in offshore transactions to non-U.S. persons under Regulation S under the Securities Act.

The Company’s press release announcing that it closed its offering of $500 million aggregate principal amount of 2018 Notes is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Indenture relating to 2018 Notes

The 2018 Notes were issued pursuant to an Indenture, dated November 10, 2010, by and between the Company and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture provides that the 2018 Notes will bear interest at a rate of 9.125% per annum, payable semi-annually on December 1 and June 1 of each year, commencing June 1, 2011. The 2018 Notes will mature on December 1, 2018 and will be fully and unconditionally guaranteed by certain of the Company’s current and future domestic restricted subsidiaries.

Prior to December 1, 2014, the Company may redeem the 2018 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest (as defined in the Indenture), if any, up to, but excluding, the applicable redemption date, plus a make whole premium.

The Company may redeem some or all of the 2018 Notes at any time after December 1, 2014 at the redemption prices specified below, plus accrued and unpaid interest and additional interest (as defined in the Indenture), if any, up to, but excluding, the applicable redemption date:

On or after December 1,	Percentage

2014	104.563%

2015	102.281%

2016 and thereafter	100.000%

In addition, at any time prior to December 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the 2018 Notes at a redemption price equal to 109.125% of the principal amount thereof, plus accrued and unpaid interest and additional interest (as defined in the Indenture), if any, up to, but excluding, the applicable redemption date, with the net cash proceeds that the Company raises in one or more equity offerings.

The Indenture contains covenants that, subject to exceptions and qualifications, among other things, limit the Company’s ability and the ability of its restricted subsidiaries (as defined in the Indenture) to (i) incur additional indebtedness or liens; (ii) pay dividends or make distributions or repurchase the Company’s capital stock; (iii) make certain investments; and (iv) sell or merge with other companies. Upon the occurrence of a change of control (as defined in the Indenture), the Company will be required, unless certain conditions are met, to offer to repurchase the 2018 Notes at a price equal to 101% of the principal amount of the 2018 Notes, plus any accrued and unpaid interest and additional interest (as defined in the Indenture), if any, to, but not including, the date of purchase. If the Company sells assets or experiences an event of loss, it will be required under certain circumstances to offer to purchase the 2018 Notes.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding 2018 Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the 2018 Notes.

The foregoing description of the Indenture is qualified in its entirety by reference to the terms of the Indenture, a copy of which is attached as Exhibit 4.2 hereto and incorporated herein by reference. The foregoing description of the 2018 Notes is qualified in its entirety by reference to the terms of the 2018 Notes, the form of which is included as part of the Indenture attached hereto as Exhibit 4.2 and incorporated herein by reference.

Registration Rights Agreement

On November 10, 2010, in connection with the issuance of the 2018 Notes, the Company and certain of its subsidiaries entered into a registration rights agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, on behalf of itself and as representative of the several initial purchasers. The Company agreed, for the benefit of the holders of the 2018 Notes, that subject to certain suspension and other rights provided in the Registration Rights Agreement, it will use its commercially reasonable efforts to (i) file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to a registered exchange offer to exchange the 2018 Notes for new notes with terms substantially identical in all material respects to the 2018 Notes, (ii) consummate the exchange offer within 365 days of the issuance of the 2018 Notes and (iii) file a shelf registration statement, if required pursuant to the terms of the Registration Rights Agreement, for the resale of the 2018 Notes and to cause such shelf registration statement to be declared effective as soon as reasonably practicable (but in no event later than 365th day following the issuance of the 2018 Notes) after the date on which the Company determines that it cannot complete an exchange offer and in certain other circumstances, if necessary.

Subject to certain suspension and other rights of the Company provided in the Registration Rights Agreement, if (i) any registration statement required by the Registration Rights Agreement is not declared effective within the time periods specified by the Registration Rights Agreement; (ii) the Company has not consummated the exchange offer on or before the 365th day after the issuance of the 2018 Notes; or (iii) a registration statement is declared effective but thereafter ceases to be effective or is unusable for its intended purpose for a period in excess of 30 days without being succeeded immediately by a post-effective amendment that cures such failure (each, a “Registration Default”), then additional interest shall accrue on the principal amount of the 2018 Notes at a rate of 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter, until such Registration Default is cured.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of the Registration Rights Agreement, a copy of which is attached as Exhibit 4.4 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As described above under Item 1.01 hereto, the Indenture contains various restrictive covenants, including a covenant that, among other things, restricts the Company’s ability to pay dividends or make distributions or repurchase capital stock, subject to certain exceptions and qualifications.

Item 8.01.	Other Events.

On November 10, 2010, the Company issued a press release announcing the initial results of the tender offer and consent solicitation for its outstanding 2012 Notes. The Company stated that, pursuant to the terms of the tender offer, holders of approximately $92 million aggregate principal amount of the outstanding 2012 Notes (approximately 58%, excluding any 2012 Notes held by the Company and its affiliates) have validly tendered their 2012 Notes and are deemed to have validly delivered the requisite consents for the proposed amendments to the 2012 Indenture prior to 5:00 p.m., New York City time, on November 9, 2010, the expiration of the consent solicitation. The Company also announced that it had accepted for purchase all such validly tendered 2012 Notes. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Supplemental Indenture governing the Company’s 7.75% senior subordinated notes, dated November 9, 2010, by and between the Company and Wells Fargo, National Association, as trustee.

4.2	Indenture governing the Company’s 9.125% senior notes, dated November 10, 2010, by and between the Company and U.S. Bank National Association, as trustee.

4.3	Form of 9.125% senior note (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated November 10, 2010, by and between the Company and J.P. Morgan Securities LLC, on behalf of itself and as representative of the several initial purchasers.

99.1	Press Release, dated November 10, 2010, announcing the closing of the Company’s offering of its 9.125% senior notes due 2018.

99.2	Press Release, dated November 10, 2010, announcing the initial results of the tender offer for the Company’s 7.75% senior subordinated notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2010	Boyd Gaming Corporation

/S/ JOSH HIRSBERG
Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Supplemental Indenture governing the Company’s 7.75% senior subordinated notes, dated November 9, 2010, by and between the Company and Wells Fargo, National Association, as trustee.

4.2	Indenture governing the Company’s 9.125% senior notes, dated November 10, 2010, by and between the Company and U.S. Bank National Association, as trustee.

4.3	Form of 9.125% senior note (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated November 10, 2010, by and between the Company and J.P. Morgan Securities LLC, on behalf of itself and as representative of the several initial purchasers.

99.1	Press Release, dated November 10, 2010, announcing the closing of the Company’s offering of its 9.125% senior notes due 2018.

99.2	Press Release, dated November 10, 2010, announcing the initial results of the tender offer for the Company’s 7.75% senior subordinated notes.